SEVENTH AMENDMENT TO

DISTRIBUTION AGREEMENT

This seventh amendment (“Amendment”) to the distribution agreement (the “Agreement”) dated as of September 30th, 2021, by and among Harding, Loevner Funds, Inc. (“Fund Company”), Harding Loevner LP (“Adviser”) and Quasar Distributors, LLC (“Distributor”) is effective as of 12.19. 2025. Adviser is a party to the Agreement solely for purposes of Section 5 of the Agreement.

WHEREAS, Fund Company and Distributor (“Parties”) desire to amend the Agreement to update Exhibit A.

WHEREAS, Section 11(B) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

HARDING, LOEVNER FUNDS, INC.		QUASAR DISTRIBUTORS, LLC

By:	/s/ Ryan Bowles	By:	/s/ Teresa Cowan
	Ryan Bowles, President		Teresa Cowan, President
Date: December 19, 2025		Date: 1.6.26

EXHIBIT A

Fund Names

Separate Series of Harding, Loevner Funds, Inc.

Name of Series	Date Added

Global Equity Portfolio	January 1, 2008

International Equity Portfolio	January 1, 2008

International Small Companies Portfolio	January 1, 2008

Institutional Emerging Markets Portfolio	January 1, 2008

Frontier Emerging Markets Portfolio	May 23, 2008

International Developed Markets Equity Portfolio	September 28, 2022